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                                                                  Exhibit (i)(2)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential Short-Term Corporate Bond Fund, Inc. filed as part of Registration Statement No. 33-22363 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A (File No. 33-22363).


                                        Swidler Berlin Shereff Friedman, LLP
                                        /s/ Swidler Berlin Shereff Friedman, LLP


New York, New York
April 28, 2000